AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT

This Amendment to Amended and Restated Rights Agreement (this “Amendment”) is made as of April 16, 2007, by and between Point.360, a California corporation (the “Corporation”), and American Stock Transfer & Trust Company, a New York banking corporation (the “Rights Agent”).

WHEREAS, the Corporation is entering into an Agreement and Plan of Merger and Reorganization (as the same may be amended from time to time, the “Merger Agreement”), among the Corporation, DG FastChannel, Inc., a Delaware corporation (the “Purchaser”), and New 360, a California corporation, pursuant to which the Purchaser will: (1) make an exchange offer to acquire all of the issued and outstanding shares of common stock of the Corporation, no par value (“Common Shares”), on the terms and subject to the conditions set forth in the Merger Agreement (such exchange offer, as it may be amended from time to time, is referred to in this Amendment as the “Offer”), (ii) be granted an irrevocable option to acquire certain additional Common Shares directly from the Corporation on the terms and subject to the conditions set forth in the Merger Agreement (the “Top-Up Option”), and (iii) after the Purchaser has acquired Common Shares pursuant to the Offer (and, if applicable, the Top-Up Option), the Corporation will merge with and into the Purchaser upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Corporation and the Rights Agent are parties to an Amended and Restated Rights Agreement dated as of November 17, 2004 (the “Rights Agreement”);

WHEREAS, the Corporation desires to amend the Rights Agreement in connection with the execution and delivery of the Merger Agreement; and

WHEREAS, the Board of Directors of the Corporation has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 of the Rights Agreement, and in consideration of the foregoing and the mutual agreements herein set forth, the parties hereby agree as follows:

1. Capitalized terms that are not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

2. The definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement is amended by adding the following sentence to the end of that section:

“Notwithstanding the foregoing, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the Agreement and Plan of Merger and Reorganization, dated as of April 16, 2007, among DG FastChannel, Inc., a Delaware corporation (the “Purchaser”), New 360, a California corporation, and the Corporation (the “Merger Agreement”) or any amendment thereto, (ii) the purchase by the Purchaser of Common Shares pursuant to (A) an exchange offer to acquire all of the issued and outstanding Common Shares to be commenced by the Purchaser pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (such exchange offer, as it may be amended from time to time, is referred to in this Agreement as the “Offer”) or (B) an irrevocable option to acquire certain additional shares of Common Shares directly from the Corporation granted by the Corporation to the Purchaser on the terms and subject to the conditions set forth in the Merger Agreement (the “Top-Up Option”), (iii) the merger of the Corporation with and into the Purchaser pursuant to, and on the terms and subject to the conditions set forth in, the Merger Agreement (the “Merger”), or (iv) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

3. The definition of “Shares Acquisition Date” in Section 1(q) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Notwithstanding anything else set forth in this Agreement, a Shares Acquisition Date shall be deemed not to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement, (ii) the purchase by the Purchaser of Common Shares pursuant to the Offer (and, if applicable, the Top-Up Option), (iii) the Merger, or (iv) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

4. Section 3(a) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Notwithstanding anything else set forth in this Agreement, no Distribution Date shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement, (ii) the purchase by the Purchaser of Common Shares pursuant to the Offer (and, if applicable, the Top-Up Option), (iii) the Merger, or (iv) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

5. Section 7(a)(i) of the Rights Agreement is hereby amended to delete the phrase “(the “Final Expiration Date”)” so that it shall read as follows:

“(i) the close of business on November 16, 2014,”

6. Section 7(a) is further amended by replacing the word “or” at the end of Section 7(a)(ii) with a comma and by adding the following clause immediately following the word “hereof’ in Section 7(a)(iii):

“, or (iv) the moment in time immediately prior to the Effective Time (as defined in Section 1.6 of the Merger Agreement) (the earliest to occur of the events described in clauses (i) to (iv) of this section shall be referred to as the “Final Expiration Date”).”

7. Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end of that section:

“Notwithstanding anything else set forth in this Agreement, no event requiring an adjustment under this Section 11(a)(ii) shall be deemed to have occurred by reason of (i) the execution and delivery or amendment of the Merger Agreement, (ii) the purchase by the Purchaser of Common Shares pursuant to the Offer (and, if applicable, the Top-Up Option), (iii) the Merger, or (iv) the consummation of any other transaction contemplated by the Merger Agreement, as it may be amended from time to time.”

8. The first phrase of Section 13(c) of the Rights Agreement is hereby amended to read as follows:

“The Corporation shall not consummate any such consolidation, merger, sale or transfer (other than the Merger) unless the Principal Party shall have a sufficient number of authorized shares of its common stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense shall:”

The remaining portion of Section 13(c) shall be unchanged and shall remain in full force and effect.

9. All of the covenants of this Amendment by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

10. Nothing in this Amendment shall be construed as giving to any person or entity other than the Corporation, the Purchaser, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy, or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Corporation, the Purchaser, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

11. If any term of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms of this Amendment shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

12. This Amendment shall become effective immediately prior to the execution and delivery of the Merger Agreement by all of the parties thereto. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms, subject to the following sentence. If the Merger Agreement is terminated for any reason pursuant to any provision in Section 8.1 of the Merger Agreement, each and every amendment to the Rights Agreement made by this Amendment automatically shall be rescinded in full, effective concurrently with the termination of the Merger Agreement and without the need by the Corporation to execute an instrument implementing such rescission.

13. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

14. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

15. The Corporation hereby certifies to the Rights Agent that this Amendment is in compliance with Section 27 of the Rights Agreement.

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IN WITNESS WHEREOF, the parties herein have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

POINT.360

By:

Name: Alan R. Steel Title: Executive Vice President and Chief Financial Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY

By:

Name: Title:

Attest: Name: Title: